Exhibit 10.2

Execution Version

FORM OF TRA WAIVER AND EXCHANGE AGREEMENT

This TRA Waiver and Exchange Agreement (the “Waiver Agreement”) is dated as of February [_], 2023, and is by and among Focus Financial Partners Inc., a Delaware corporation (the “Company”), the undersigned Persons under the heading "Holder" on the signature pages hereto (collectively, the “Holder”), and Ferdinand FFP Parent, Inc., a Delaware corporation (“Parent”). Each of the Company, the Holder and Parent are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Company, the Holder and certain other persons named therein are parties to that certain Tax Receivable Agreement, dated as of July 30, 2018 (the “Tax Receivable Agreement”); and

WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, by and among the Company, Parent, Ferdinand FFP Merger Sub 1, Inc., Ferdinand FFP Merger Sub 2, LLC, dated as of the date hereof (the “Merger Agreement”), the Company and the Holder desire to terminate the Holder's rights and obligations in respect of the Tax Receivable Agreement, subject to and effective upon the consummation of the transactions contemplated in the Merger Agreement, in exchange for a TRA Note (as defined below) on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.              Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Tax Receivable Agreement.

Section 2.              Acknowledgment of Change of Control. The Parties acknowledge and agree that the consummation of the transactions contemplated by the Merger Agreement shall constitute a Change of Control, which Change of Control shall, at the Company Merger Effective Time (as defined in the Merger Agreement), accelerate the Company’s obligations under the Tax Receivable Agreement in accordance with Section 4.2 of the Tax Receivable Agreement.

Section 3.              Payment of Early Termination Amount; TRA Note.

(a)           Subject to and effective upon the consummation of the transactions contemplated in the Merger Agreement, and notwithstanding anything to the contrary in the Tax Receivable Agreement (including, but not limited to, Section 4.4 and Section 4.5 thereof), the Parties agree that (i) the aggregate amount of the Early Termination Payment required to be paid by the Company and its Subsidiaries to the Holder as calculated under the Tax Receivable Agreement (the “Holder Early Termination Amount”) shall be paid by the Company in connection with the Closing (as defined in the Merger Agreement) in the form of a promissory note issued by the Company in favor of the Holder, on the terms and conditions attached hereto as Schedule A and such other terms as may be mutually agreed among the Company, the Holder and Parent, with a principal amount equal to the Holder Early Termination Amount (the “TRA Note”) and (ii) subject to Section 14, none of the Company or its Subsidiaries, or any successors thereof, shall be required to pay all or any portion of the Holder Early Termination Amount, or any other amounts pursuant to the Tax Receivable Agreement, in the form of cash at or in connection with the Closing. For the avoidance of doubt, the Holder Early Termination Amount shall be determined in accordance with the provisions of the Tax Receivable Agreement and Section 6.17 of the Merger Agreement. The Holder and the Company irrevocably agree that the issuance of the TRA Note by the Company in favor of the Holder pursuant to the terms hereof shall be in full satisfaction of the Holder's rights to payment (including any applicable portion of the Early Termination Payment) and obligations under the Tax Receivable Agreement, and such agreement is final and binding as of the date hereof.

Section 4.              Exchange, Waiver and Release. Subject to Section 14, upon the issuance of the TRA Note to the Holder, (i) the Holder hereby absolutely, irrevocably and unconditionally terminates, waives and releases all of its rights under the Tax Receivable Agreement, (ii) the Holder rescinds, annuls, cancels, repeals and eliminates any and all representations, covenants, agreements, obligations, responsibilities or liabilities of the Company, its Subsidiaries or any of its Affiliates contained in or existing under the Tax Receivable Agreement to the extent relating to or in favor of the Holder, and (iii) the Company and its Affiliates rescind, annul, cancel, repeal and eliminate any and all representations, covenants, agreements, obligations, responsibilities or liabilities of the Holder contained in or existing under the Tax Receivable Agreement to the extent relating to or in favor of the Company, its Subsidiaries or its Affiliates, in each case, without any continuing liability of the Holder, Company, Parent or any of their respective successors or Affiliates, as applicable. Subject to Section 14, other than claims in respect of this Agreement or the TRA Note, the Holder hereby absolutely, irrevocably and unconditionally agrees not to bring any claims, directly or indirectly, against the Company, Parent or any of their respective successors or Affiliates relating to or in respect of the Tax Receivable Agreement. Notwithstanding the foregoing, the Holder shall retain any of its rights under the Tax Receivable Agreement related to the determination of the Holder Early Termination Amount.

Section 5.              Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Parties that:

(a)           Power; Organization; Binding Agreement. Such Party has full power and authority to execute and deliver this Waiver Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Party of this Waiver Agreement, the performance by such Party of its obligations hereunder and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by such Party and no other actions or proceedings on the part of such Party are necessary to authorize the execution and delivery by such Party of this Waiver Agreement, the performance by such Party of its obligations hereunder or the consummation by such Party of the transactions contemplated hereby. If such Party is not a natural person, such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. This Waiver Agreement has been duly executed and delivered by such Party, and, assuming this Waiver Agreement constitutes a valid and binding obligation of the other Parties, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b)           No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any governmental authority or other Person is necessary for the execution and delivery by such Party of this Waiver Agreement, the performance by such Party of its obligations hereunder, the termination of the Tax Receivable Agreement with respect to such Holder and the consummation by such Party of the transactions contemplated hereby. None of the execution and delivery by such Party of this Waiver Agreement, the performance by such Party of its obligations hereunder or the consummation by such Party of the transactions contemplated hereby will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which such Party is a party or by which such Party or any of such Party’s properties or assets may be bound, including any voting agreement or voting trust, (ii) violate any law, rule or regulation or order applicable to such Party or (iii) violate the constituent or organizational document of such Party.

(c)           No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission with respect to this Waiver Agreement based upon arrangements made by or on behalf of such Party in its capacity as such.

(e)           Reliance by Parent. In the case of the Holder and the Company, such Party understands and acknowledges that Parent and Merger Subs are entering into the Merger Agreement in reliance upon such Party’s execution and delivery of this Waiver Agreement. Such Party has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and it has had the full right and opportunity to consult with its attorney and its tax advisor, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Waiver Agreement and have had it fully explained to them by counsel (including tax counsel), that it is fully aware of the contents thereof and its meaning, intent and legal and tax effect, and that it or its authorized officers (as the case may be) is competent to execute this Waiver Agreement and has executed this Waiver Agreement free from coercion, duress and undue influence.

(f)            Absence of Litigation. As of the date hereof, there is no legal proceeding pending against, or, to the knowledge of such Party, threatened against such Party or any of its properties or assets that would reasonably be expected to prevent or materially delay or impair the consummation by such Party of the transactions contemplated by this Waiver Agreement or otherwise materially impair such Party’s ability to perform its obligations hereunder.

(g)           Rights in Tax Receivable Agreement. In the case of the Holder, the Holder is a party to the Tax Receivable Agreement and, the Holder has not assigned or otherwise transferred any of its rights or interests pursuant to the Tax Receivable Agreement.

Section 6.              Entire Agreement; Supersedure. This Waiver Agreement constitutes the entire agreement of the Parties in respect of the subject matter hereof and supersedes all prior contracts or agreements between or among the Parties in respect of such subject matter (including, but not limited to the Tax Receivable Agreement, except as otherwise set forth herein), whether written or oral.

Section 7.              Intended Tax Treatment.

(a)           For U.S. federal (and applicable state and local) income tax purposes, the Parties intend that, (i) to the extent the Holder has the right to receive all or any portion of a TRA Note in respect of amounts owed to it under the Tax Receivable Agreement related to an Exchange of Units that has occurred prior to the Closing, (A) the receipt of the relevant portion of the TRA Note by the Holder shall be treated as a modification of an existing installment obligation of the Company under the Tax Receivable Agreement that does not give rise to any gain or loss under Code Section 453B and, unless an election has previously been made, the installment method shall continue to apply, (B) any payment under the relevant portion of the TRA Note (other than amounts properly accounted for as accrued or imputed interest) will be treated as a subsequent upward adjustment to the purchase price of the relevant Units and (C) the Company shall receive an increase in the tax basis of such Units equal to the amount of such TRA Note (other than any portion that is attributable to accrued or imputed interest), and (ii) to the extent the Holder has the right to receive all or any portion of a TRA Note in respect of amounts owed to it under the Tax Receivable Agreement related to Units that are exchanged for shares in the Company on the date of the Closing, (A) the receipt of the relevant portion of the TRA Note by the Holder shall be treated as additional purchase price paid by the Company for such Units and shall be eligible for installment reporting under Code Section 453, and (B) the Company shall receive an increase in the tax basis of such Units equal to the amount of such TRA Note (clause (a), the “Intended Tax Treatment”).

(b)          The Parties agree to file all tax returns consistent with the Intended Tax Treatment unless otherwise required by applicable law or by a final “determination” within the meaning of Section 1313(a)(1) of the Code. The Parties agree to cooperate in good faith to structure the issuance of the TRA Note and related transactions in a manner that, to the extent reasonably practicable, gives effect to the Intended Tax Treatment.

Section 8.              Governing Law. This Waiver Agreement and any claim, cause of action or Action (as defined in the Merger Agreement) (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Waiver Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 9.              Consent to Jurisdiction. Each of the Parties (i) irrevocably and unconditionally submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court) (the “Chosen Courts”), in the event of any claim, Action or proceeding between the Parties (whether in contract, tort or otherwise) arises out of or relating to this Waiver Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, (iii) agrees that it shall not bring any claim, action or proceeding against any other Parties arising out of or relating to this Waiver Agreement or the transactions contemplated hereby in any court other than the Chosen Courts and that a final judgment in any legal proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law, and (iv) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 15.

Section 10.            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS WAIVER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WAIVER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL ACTION AGAINST ANY FINANCING SOURCE ARISING OUT OF OR RELATED TO THE DEBT FINANCING. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS WAIVER AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10, (III) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (IV) MAKES THIS WAIVER VOLUNTARILY.

Section 11.            Severability. The provisions of this Waiver Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Waiver Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Waiver Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 12.            Further Assurances. In connection with this Waiver Agreement and the transactions contemplated hereby, each Party shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Waiver Agreement and the intention of the Parties as expressed herein.

Section 13.            Amendment. Subject to the provisions of applicable Law (as defined in the Merger Agreement), this Waiver Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment or modification by each of the Company, the Holder and Parent, or in the case of a waiver, by the Party against whom the waiver is to be effective.

Section 14.            Effectiveness; Termination. The waiver set forth in clause (ii) of Section 3(a) of payment of the Holder Early Termination Amount to the Holder in the form of cash at or in connection with the Closing and the waivers and releases set forth in Section 4 shall become effective upon the occurrence of both: (a) the Closing and (b) the Company issuing the TRA Note in favor of the Holder and such TRA Note being in full force and effect. This Waiver Agreement, and all rights and obligations of the Parties hereunder, shall terminate and shall have no further force or effect as of such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof.

Section 15.            Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Parties to this Waiver Agreement shall be in writing and (a) served by personal delivery by hand upon the Party for whom it is intended, (b) served by an internationally-recognized overnight courier service upon the Party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email:

If to the Company, to:

Focus Financial Partners Inc.

875 Third Avenue, 28th Floor

New York, NY 10022

Attention: Russell McGranahan

Email: rmcgranahan@focuspartners.com

with a copy (which shall not constitute notice or service of process):

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, TX 77002

Attention: Stephen Gill

Email: sgill@velaw.com

with a copy (which shall not constitute notice or service of process) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attention: Mark A. Morton

Email: mmorton@potteranderson.com

If to Parent to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: David Winokur

Email: dwinokur@cdr-inc.com

with a copy (which shall not constitute notice or service of process) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: David Klein, P.C.; Rachael Coffey, P.C.

Email: david.klein@kirkland.com; rachael.coffey@kirkland.com

Kirkland & Ellis LLP

300 N. LaSalle Street

Chicago, IL 60654

Attention: Richard Campbell, P.C.; Kevin Mausert, P.C.

Email: rcampbell@kirkland.com; kmausert@kirkland.com

and

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, CT 06830

Attention: Fayez S. Muhtadie; Peter M. Mundheim

Email: fmuhtadie@stonepoint.com; pmundheim@stonepoint.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Elizabeth A. Cooper; Mark C. Viera

Email: ecooper@stblaw.com; mark.viera@stblaw.com

If to the Holder to:

[●]

[●]

[●]

Attention: [●]

Email: [●]

with a copy (which shall not constitute notice or service of process) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, TX 77002

Attention: Stephen Gill

Email: sgill@velaw.com

or to such other Person or addressees as has or have been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving Party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon confirmation of transmission if sent by email. Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 15. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 15 as of the date of rejection, refusal or inability to deliver.

Section 16.            Binding Effect. This Waiver Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, permitted successors, permitted assigns, permitted distributes, and legal representatives. Nothing expressed or mentioned in this Waiver Agreement is intended or shall be construed to give any Person other than the Parties and Parent and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Waiver Agreement or any provision herein contained. No Party may assign any of its rights or obligations under this Waiver Agreement without the prior written consent of the other Parties; provided that, the Company may assign its rights or obligations to Parent or any of its Affiliates but shall remain liable in respect of such obligations except to the extent performed by Parent or such Affiliate. Notwithstanding anything herein to the contrary, all obligations of the Company under the TRA Note shall be novated to, and assumed by, Parent at the Closing without further liability or obligations of the Company or any further consent of Holder.

Section 17.            Headings. The headings contained in this Waiver Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Waiver Agreement.

Section 18.            Counterparts. This Waiver Agreement and any amendments to this Waiver Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Waiver Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Waiver Agreement.

Section 19.            Conflict. In the event of any conflict between the terms of the Tax Receivable Agreement (other than with respect to the defined terms set forth therein, which defined terms shall control) and the terms of this Waiver Agreement, the terms of this Waiver Agreement shall control.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Waiver Agreement as of the date set forth above.

COMPANY:

FOCUS FINANCIAL PARTNERS INC.

By:
Name:	Ruediger Adolf
Title:	Chief Executive Officer

[Signature Page to TRA Waiver and Exchange Agreement]

PARENT:

FERDINAND FFP PARENT, INC.

By:
Name:
Title:

[Signature Page to TRA Waiver and Exchange Agreement]

HOLDER:

By:
Name:

[Signature Page to TRA Waiver and Exchange Agreement]

Schedule A

TRA Note Term Sheet

(See attached)